UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)               November 14, 2003
                                                               -----------------


                                INEI CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)



     0-10800                                                   52-0905854
---------------------------------------- ---------------------------------------
 (Commission File Number)                      (IRS Employer Identification No.)



3421 Pennsy Drive, Landover, Maryland                           20785-1608
---------------------------------------- ---------------------------------------
(Address of principal executive offices)                        (Zip Code)



               Registrant's telephone number including area code:
                              (301) 386-4100 (tel)
                              (301) 386-2444 (fax)


                          Insituform East, Incorporated
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events.

     See press release of the registrant dated November 14, 2003 attached hereto.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2003                   INEI CORPORATION
                                          --------------------------------------
                                          (Registrant)


                                           By: /s/ Robert W. Erikson
                                           -------------------------------------
                                           Robert W. Erikson
                                           President

                                                                  PRESS RELEASE
                                                          For Immediate Release


                     INEI CORPORATION REPORTS FIRST QUARTER
                            FISCAL YEAR 2004 RESULTS

     LANDOVER, MD, November 14, 2003- INEI CORPORATION (OTC:INEI) reported consolidated net earnings of $3,493,155 ($0.80 per share) on sales of $1.8 million for the first quarter of fiscal 2004 ended September 30, 2003. The first quarter of fiscal year 2004 results included a gain on the sale of equipment and other assets of approximately $5.0 million. In the first quarter of the previous fiscal year, the Company recognized a consolidated net loss of -$281,965 (-$0.06 per share) on sales of $2.6 million.

                         CONSOLIDATED FINANCIAL SUMMARY

                                                                      Three Months Ended September 30,
                                                                      2003                    2002
                                                                      ----                    ----
        Sales                                                        $1,782,882             $2,602,127
                                                                     ==========             ==========
        Net Earnings (Loss)                                          $3,493,155             $ (281,965)
                                                                     ==========             ==========
        Net Earnings (Loss) Per Share                                $     0.80             $    (0.06)
                                                                     ==========             ==========
        Basic and Diluted Weighted Average
             Shares Outstanding                                       4,356,862              4,356,862

     On June 18, 2003, the Company entered into an Asset Purchase Agreement with Insituform Technologies, Inc. ("ITI"), the licensor of the Insituform(R) process technology, providing for the sale to ITI of substantially all of the Company's non-real estate assets and on-going business (the "Asset Sale"). The closing of the sale occurred on September 5, 2003.

     The Asset Purchase Agreement provided that the Company receive aggregate cash consideration of $5,500,000, subject to a 10% escrow to provide funding for its obligation, under the Escrow Agreement, to ensure that ITI realizes a minimum specified direct gross profit percentage on the work performed under the Company's contracts assumed by ITI and for the Company's indemnification obligations to ITI. Assuming ultimate release to the Company of the entire escrowed amount, and after deduction of transaction costs in connection with the Asset Sale, the Company anticipates that net proceeds will be approximately $4,900,000. Of this amount, to date $3,000,000 has been applied to repayment to CERBCO, Inc., the Company's ultimate parent company, of all outstanding intercompany loans.

     Consistent with the Asset Sale, the Board of Directors has undertaken certain additional transactions designed to maximize stockholder value. In this regard, on July 24, 2003, the Company entered into a Real Estate Contract of Sale for the potential sale of the Company's real estate assets. Management currently anticipates that additional transactions will take the form of the liquidation of its remaining assets, including the sale of disposition of the assets of Try Tek Machine Works, Inc., a wholly-owned subsidiary of the Company, and the satisfaction of the Company's liabilities, including personnel termination and related costs, sale transaction expenses and final liquidation costs.

     After completion of the Asset Sale, the Company held as of September 30, 2003:

     o two contiguous parcels of improved real property located in Landover, Maryland, historically held for the purpose of housing its corporate headquarters and cured-in-place pipe ("CIPP") business operations and which are the subject of the Real Estate Contract of Sale, which contemplates the sale of these properties for a combined price of $5,215,000;

     o one parcel of improved real property located in Hanover, Pennsylvania, used to house the business of Try Tek, which custom designs and builds machinery, including machinery used to rehabilitate pipelines using CIPP processes;

     o cash and cash equivalents in the approximate amount of $2,400,000, substantially all of which represents residual net proceeds from the Asset Sale;

     o residual inventory and equipment not part of the Asset Sale in the approximate amount of $1,000,000; and

     o    accounts receivable in the approximate amount of $1,800,000.

     The Company has not had any ongoing operations subsequent to the Asset Sale, other than those of Try Tek, and those operations were significantly curtailed after September 30, 2003. As of June 30, 2003, all of the Company's activities are considered to be discontinued.

     On September 24, 2003, the Board of Directors concluded that dissolution of the Company, liquidation and distribution of its assets would be in the best interest of the Company and its stockholders. The Board preliminarily adopted a plan of dissolution and liquidation and intends to submit the definitive plan and the proposed dissolution to a vote of stockholders at the Company's next annual meeting, currently anticipated to be held during the quarter ending March 31, 2004. Pursuant to such plan, the Company would liquidate and pay out the net proceeds of the Asset Sale, the net proceeds of the sale of its real estate assets pursuant to the Real Estate Contract of Sale in the event that that sale ultimately is consummated, the net proceeds of any other sales of assets and any other remaining funds or assets to satisfy its obligations to its creditors and then, if any funds or assets remain, would make distributions to the holders of the Common Stock and Class B Common Stock on a pro rata basis. However, pursuant to the Asset Purchase Agreement, the Company has agreed that it will not make any dividend or distribution to its stockholders for a period of one year following the closing date of the Asset Sale, except to repay its outstanding loans from CERBCO. Therefore, even if the stockholders in due course approve the plan of dissolution and liquidation and the dissolution of the Company, the Company cannot make any distributions to its stockholders earlier than September 6, 2004.

     This  report  contains  forward-looking  statements  within the  meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that are based on certain assumptions and describe future plans, strategies, and expectations of the Company are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Forward-looking statements such as these involve known and unknown risks, uncertainties and other important factors that could cause the Company's actual results, performance or achievements, or other subjects of such statements, to differ materially from the Company's expectations regarding such matters expressed or implied by such forward-looking statements. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that the expectations reflected in its forward-looking statements contained herein are reasonable, it cannot guarantee future events or results. Except as may be required under federal law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

     Until September 5, 2003, INEI Corporation and its subsidiaries were engaged in the trenchless rehabilitation of underground sewers and other pipelines primarily used cured-in-place pipe ("CIPP") rehabilitation processes to produce a shape-conforming "pipe-within-a-pipe." From 1978 to 2003, the Company performed work in six Mid-Atlantic states and the District of Columbia using the patented Insituform process under territorially exclusive sublicense agreements.

                                      * * *

Contact: Robert W. Erikson.                          George Wm. Erikson
         President                                   Chairman
         (301) 386-4100                              (301) 386-4100